Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS SECOND QUARTER 2016 RESULTS AND UPDATES FULL YEAR GUIDANCE

•	Reports quarterly revenue of $1.7 billion, a decrease of 4% from the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $0.76, including second quarter restructuring costs of $0.04, deal costs of $0.02, and one-time costs of $0.04

•	Expects full year organic revenue to decline 6% to 8%, versus prior forecast of a 5% to 8% decline

•
Reduces full year 2016 diluted earnings per share from continuing operations to now be in the range of $3.35 to $3.45, including approximately $0.18 of restructuring costs, $0.05 of deal costs, and $0.04 of one-time costs

•	Believes the second quarter will mark the low point of 2016 Energy segment performance

Downers Grove, Illinois, July 21, 2016 — Dover (NYSE: DOV) announced today that for the second quarter ended June 30, 2016, revenue was $1.7 billion, a decrease of 4% from the prior year. Organic revenue declined 7% and acquisition revenue, net of dispositions, provided 3% growth in the quarter. Earnings from continuing operations were $118.3 million, a decrease of 24% as compared to $155.6 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") for the second quarter ended June 30, 2016, were $0.76, compared to $0.97 EPS in the prior year period, representing a decrease of 22%. EPS from continuing operations for the second quarter of 2016 includes discrete tax costs of approximately $0.01, deal costs of $0.02, and one-time costs of $0.04. EPS for the second quarter ended June 30, 2016, and 2015, also includes restructuring costs of $0.04 EPS and $0.01 EPS, respectively.

Revenue for the six months ended June 30, 2016, was $3.3 billion, a decrease of 5% from the prior year, reflecting an organic revenue decline of 7% and an unfavorable impact from foreign exchange of 1%, offset by 3% growth from acquisition revenue, net of dispositions. Earnings from continuing operations for the six months ended June 30, 2016, were $217.6 million, a decrease of 20% as compared to $272.8 million for the prior year period. Diluted EPS for the six months ended June 30, 2016, was $1.39, compared to $1.69 EPS in the prior year period, representing a decrease of 18%. EPS from continuing operations for the six months ended June 30, 2016, includes discrete tax benefits of $0.04, a gain on disposition of $0.07, deal costs of $0.02, and one-time costs of $0.04. Excluding discrete tax benefits and the gain on disposition, adjusted EPS from continuing operations decreased 24% to $1.28 from a comparable EPS of $1.69 in the prior year period. EPS for the six months ended June 30, 2016, and 2015, also includes restructuring costs of $0.11 EPS and $0.12 EPS, respectively.

Robert A. Livingston, Dover's President and Chief Executive Officer, said, “Our second quarter results, excluding deal costs and certain one-time items, were generally in-line with our expectations, but disappointing nonetheless. These results included deal costs of approximately $5 million, or $0.02 EPS, and one-time items of approximately $7 million, or $0.04 EPS, which included costs resulting from our in-quarter decision to suspend production for two weeks at several facilities in our Energy segment, as well as other costs. In addition, our results included $9 million, or $0.04 EPS, of restructuring costs.

“While our Energy businesses continued to be challenged by weak market dynamics, we believe the second quarter will mark the low point of our 2016 performance in our Energy segment. The continued stabilization of North American rig count and constructive oil prices positions us for modestly improved results in the back half of 2016, and growth in 2017.

“The markets served by Engineered Systems and Refrigeration & Food Equipment remained solid, resulting in organic growth of 2% and 1%, respectively. Our Fluids segment was impacted by direct oil & gas exposure, lower capital spending from integrated energy customers, and project timing, resulting in an organic decline of 8%.

“While there are positive indicators in several areas, we are slightly reducing our full year expectations for Refrigeration & Food Equipment and Fluids to account for project timing and continued headwinds. In Refrigeration & Food Equipment, we anticipate certain large can shaping equipment orders and shipments will slip into 2017. Within Fluids, we expect continued softness in our oil & gas related markets.

“We now expect full year revenue to decline approximately 3% to 5% as compared to our prior forecast of a revenue decline of 2% to 5%. Within this forecast, organic revenue is expected to decline 6% to 8%, versus an organic decline of 5% to 8% in our prior forecast. Our forecast for acquisitions, net of dispositions, of 4%, and the unfavorable impact of FX of 1%, is unchanged. In total, full year EPS is expected to be in the range of $3.35 to $3.45, as compared to the prior forecast of $3.51 to $3.66. The reduction of $0.19, at the mid-point, is comprised of one-time items of $0.04 EPS, second quarter deal costs of $0.02 EPS, forecasted third quarter deal costs of $0.03 EPS, as well as the combined impact of lower revenue, reduced corporate expense, and a lower tax rate. Also included in this forecast are full year restructuring costs of $0.18, the gain on a disposition of $0.07 and $0.04 of discrete tax benefits.”

Net earnings for the second quarter ended June 30, 2016, were $118.3 million, or $0.76 EPS, compared to net earnings of $332.4 million, or $2.07 EPS, for the same period of 2015, which included earnings from discontinued operations of $176.8 million, or $1.10 EPS. Second quarter 2015 earnings from discontinued operations included a gain of $177.8 million, or $1.11 EPS, resulting from the disposition of a business held for sale.

Net earnings for the six months ended June 30, 2016, were $217.6 million, or $1.39 EPS, compared to net earnings of $541.9 million, or $3.35 EPS, for the same period of 2015, which included earnings from discontinued operations of $269.1 million, or $1.66 EPS. 2015 earnings from discontinued operations included gains of $265.6 million, or $1.64 EPS, resulting from the disposition of two businesses held for sale.

Dover will host a webcast of its second quarter 2016 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, July 21, 2016. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue of approaching $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for over 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity and U.S. industrials activity; Dover's ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of interest rate and currency exchange rate fluctuations; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, tax policies, trade sanctions, and export/import laws; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2016

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$1,686,345	$1,758,628	$3,308,618	$3,474,129
Cost of goods and services	1,055,132	1,104,060	2,088,141	2,192,402
Gross profit	631,213	654,568	1,220,477	1,281,727
Selling and administrative expenses	437,411	402,695	880,859	837,329
Operating earnings	193,802	251,873	339,618	444,398
Interest expense, net	32,157	31,988	63,871	64,025
Other income, net	(2,854)	(1,256)	(16,376)	(5,443)
Earnings before provision for income taxes and discontinued operations	164,499	221,141	292,123	385,816
Provision for income taxes	46,209	65,507	74,477	112,992
Earnings from continuing operations	118,290	155,634	217,646	272,824
Earnings from discontinued operations, net	—	176,762	—	269,082
Net earnings	$118,290	$332,396	$217,646	$541,906

Basic earnings per common share:
Earnings from continuing operations	$0.76	$0.98	$1.40	$1.70
Earnings from discontinued operations, net	—	1.11	—	1.68
Net earnings	0.76	2.10	1.40	3.38

Weighted average shares outstanding	155,180	158,640	155,122	160,137

Diluted earnings per common share:
Earnings from continuing operations	$0.76	$0.97	$1.39	$1.69
Earnings from discontinued operations, net	—	1.10	—	1.66
Net earnings	0.76	2.07	1.39	3.35

Weighted average shares outstanding	156,595	160,398	156,414	161,876

Dividends paid per common share	$0.42	$0.40	$0.84	$0.80

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2016			2015
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2015
REVENUE
Energy	$283,230	$259,008	$542,238	$430,423	$366,044	$796,467	$363,872	$323,341	$1,483,680

Engineered Systems
Printing & Identification	239,681	263,648	503,329	230,181	229,934	460,115	227,992	255,563	943,670
Industrials	337,314	328,784	666,098	343,015	363,157	706,172	351,404	341,667	1,399,243
	576,995	592,432	1,169,427	573,196	593,091	1,166,287	579,396	597,230	2,342,913

Fluids	399,062	405,838	804,900	340,236	351,511	691,747	352,018	355,508	1,399,273

Refrigeration & Food Equipment	363,252	429,386	792,638	372,097	448,115	820,212	492,460	418,758	1,731,430

Intra-segment eliminations	(266)	(319)	(585)	(451)	(133)	(584)	(164)	(237)	(985)
Total consolidated revenue	$1,622,273	$1,686,345	$3,308,618	$1,715,501	$1,758,628	$3,474,129	$1,787,582	$1,694,600	$6,956,311

NET EARNINGS
Segment Earnings:
Energy	$11,244	$(75)	$11,169	$52,305	$40,909	$93,214	$48,726	$31,250	$173,190
Engineered Systems	93,748	104,034	197,782	88,149	96,702	184,851	102,866	89,244	376,961
Fluids	46,047	54,033	100,080	54,634	70,168	124,802	74,911	62,404	262,117
Refrigeration & Food Equipment	38,161	63,230	101,391	36,150	65,732	101,882	76,665	42,752	221,299
Total Segments	189,200	221,222	410,422	231,238	273,511	504,749	303,168	225,650	1,033,567
Corporate expense / other	29,862	24,566	54,428	34,526	20,382	54,908	25,881	24,911	105,700
Net interest expense	31,714	32,157	63,871	32,037	31,988	64,025	31,983	31,249	127,257
Earnings from continuing operations before provision for income taxes	127,624	164,499	292,123	164,675	221,141	385,816	245,304	169,490	800,610
Provision for income taxes	28,268	46,209	74,477	47,485	65,507	112,992	58,821	32,916	204,729
Earnings from continuing operations	99,356	118,290	217,646	117,190	155,634	272,824	186,483	136,574	595,881
Earnings (loss) from discontinued operations, net	—	—	—	92,320	176,762	269,082	(385)	5,251	273,948
Net earnings	$99,356	$118,290	$217,646	$209,510	$332,396	$541,906	$186,098	$141,825	$869,829

SEGMENT OPERATING MARGIN
Energy	4.0%	—%	2.1%	12.2%	11.2%	11.7%	13.4%	9.7%	11.7%
Engineered Systems	16.2%	17.6%	16.9%	15.4%	16.3%	15.8%	17.8%	14.9%	16.1%
Fluids	11.5%	13.3%	12.4%	16.1%	20.0%	18.0%	21.3%	17.6%	18.7%
Refrigeration & Food Equipment	10.5%	14.7%	12.8%	9.7%	14.7%	12.4%	15.6%	10.2%	12.8%
Total Segment	11.7%	13.1%	12.4%	13.5%	15.6%	14.5%	17.0%	13.3%	14.9%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$34,160	$33,289	$67,449	$34,427	$32,740	$67,167	$31,858	$42,754	$141,779
Engineered Systems	16,036	16,075	32,111	14,526	14,392	28,918	14,503	16,493	59,914
Fluids	20,511	20,981	41,492	13,848	13,648	27,496	13,367	15,215	56,078
Refrigeration & Food Equipment	16,728	16,881	33,609	16,458	16,406	32,864	16,609	16,601	66,074
Corporate	1,169	868	2,037	923	841	1,764	837	643	3,244
	$88,604	$88,094	$176,698	$80,182	$78,027	$158,209	$77,174	$91,706	$327,089

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2016			2015
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2015
BOOKINGS
Energy	$273,445	$246,021	$519,466	$416,628	$345,079	$761,707	$351,557	$315,996	$1,429,260

Engineered Systems
Printing & Identification	242,569	266,490	509,059	235,617	224,203	459,820	226,756	250,639	937,215
Industrials	329,957	304,345	634,302	337,070	336,173	673,243	338,744	357,451	1,369,438
	572,526	570,835	1,143,361	572,687	560,376	1,133,063	565,500	608,090	2,306,653

Fluids	418,345	413,767	832,112	339,310	333,695	673,005	357,032	321,154	1,351,191

Refrigeration & Food Equipment	411,367	468,661	880,028	419,659	486,793	906,452	430,681	379,967	1,717,100

Intra-segment eliminations	(90)	(944)	(1,034)	(628)	(417)	(1,045)	(385)	(486)	(1,916)

Total consolidated bookings	$1,675,593	$1,698,340	$3,373,933	$1,747,656	$1,725,526	$3,473,182	$1,704,385	$1,624,721	$6,802,288

BACKLOG
Energy	$144,828	$129,873		$212,060	$194,819		$156,631	$155,586

Engineered Systems
Printing & Identification	102,640	104,509		108,151	103,403		100,476	98,288
Industrials	235,384	210,646		276,598	248,592		236,298	250,725
	338,024	315,155		384,749	351,995		336,774	349,013

Fluids	286,457	315,786		259,504	240,389		236,608	243,459

Refrigeration & Food Equipment	303,479	332,312		337,084	373,193		307,351	247,352

Intra-segment eliminations	(36)	(265)		(595)	(354)		(598)	(808)

Total consolidated backlog	$1,072,752	$1,092,861		$1,192,802	$1,160,042		$1,036,766	$994,602

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2016			2015
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2015
Basic earnings (loss) per common share:
Continuing operations	$0.64	$0.76	$1.40	$0.72	$0.98	$1.70	$1.20	$0.88	$3.78
Discontinued operations	—	—	—	0.57	1.11	1.68	—	0.03	1.74
Net earnings	$0.64	0.76	1.40	$1.30	$2.10	$3.38	$1.20	$0.92	$5.52

Diluted earnings (loss) per common share:
Continuing operations	$0.64	$0.76	$1.39	$0.72	$0.97	$1.69	$1.19	$0.87	$3.74
Discontinued operations	—	—	—	0.57	1.10	1.66	—	0.03	1.72
Net earnings	$0.64	0.76	1.39	$1.28	$2.07	$3.35	$1.19	$0.91	$5.46

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$99,356	$118,290	$217,646	$117,190	$155,634	$272,824	$186,483	$136,574	$595,881
Discontinued operations	—	—	—	92,320	176,762	269,082	(385)	5,251	273,948
Net earnings	$99,356	118,290	217,646	$209,510	$332,396	$541,906	$186,098	$141,825	$869,829

Average shares outstanding:
Basic	155,064	155,180	155,122	161,650	158,640	160,137	155,300	154,986	157,619
Diluted	156,161	156,595	156,414	163,323	160,398	161,876	156,560	156,254	159,172

Adjusted Earnings Per Share (Non-GAAP)
Earnings from continuing operations are adjusted by gains (losses) from discrete and other tax items and gain on disposition of business to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2016			2015
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2015
Adjusted earnings from continuing operations:
Earnings from continuing operations	$99,356	$118,290	$217,646	$117,190	$155,634	$272,824	$186,483	$136,574	$595,881
Gains (losses) from discrete and other tax items	7,348	(1,221)	6,127	—	—	—	8,131	9,382	17,513
Gain on disposition of business	11,228	—	11,228	—	—	—	—	—	—
Adjusted earnings from continuing operations	$80,780	$119,511	$200,291	$117,190	$155,634	$272,824	$178,352	$127,192	$578,368

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.64	$0.76	$1.39	$0.72	$0.97	$1.69	$1.19	$0.87	$3.74
Gains (losses) from discrete and other tax items	0.05	(0.01)	0.04	—	—	—	0.05	0.06	0.11
Gain on disposition of business	0.07	—	0.07	—	—	—	—	—	—
Adjusted earnings from continuing operations	$0.52	$0.76	$1.28	$0.72	$0.97	$1.69	$1.14	$0.81	$3.63

* Per share data may not add due to rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow

	2016			2015
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2015
Net Cash Flows Provided By (Used In):
Operating activities	$133,413	$207,868	$341,281	$131,332	$218,911	$350,243	$282,213	$316,603	$949,059
Investing activities	(425,857)	(69,415)	(495,272)	156,585	457,875	614,460	(33,454)	(615,584)	(34,578)
Financing activities	178,507	(127,678)	50,829	(416,603)	(608,329)	(1,024,932)	(86,033)	19,079	(1,091,886)

Quarterly Free Cash Flow (Non-GAAP)

	2016			2015
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2015
Cash flow from operating activities	$133,413	$207,868	$341,281	$131,332	$218,911	$350,243	$282,213	$316,603	$949,059
Less: Capital expenditures	(37,230)	(35,422)	(72,652)	(27,956)	(43,807)	(71,763)	(39,516)	(42,972)	(154,251)
Free cash flow	$96,183	$172,446	$268,629	$103,376	$175,104	$278,480	$242,697	$273,631	$794,808

Free cash flow as a percentage of earnings from continuing operations	96.8%	145.8%	123.4%	88.2%	112.5%	102.1%	130.1%	200.4%	133.4%

Free cash flow as a percentage of revenue	5.9%	10.2%	8.1%	6.0%	10.0%	8.0%	13.6%	16.1%	11.4%

Revenue Growth Factors

	Three Months Ended June 30, 2016
	Energy	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	(28)%	2%	(8)%	1%	(7)%
Acquisitions	—%	3%	24%	—%	6%
Dispositions	—%	(4)%	—%	(5)%	(3)%
Currency translation	(1)%	(1)%	—%	—%	—%
	(29)%	—%	16%	(4)%	(4)%

	Six Months Ended June 30, 2016
	Energy	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	(31)%	2%	(6)%	2%	(7)%
Acquisitions	—%	3%	23%	—%	6%
Dispositions	—%	(4)%	—%	(5)%	(3)%
Currency translation	(1)%	(2)%	(1)%	—%	(1)%
	(32)%	(1)%	16%	(3)%	(5)%

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per common share, free cash flow and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.  Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for gains or losses from discrete and other tax items and for gain on disposition of business. Adjusted diluted earnings per common share represents adjusted earnings from continuing operations divided by average diluted shares. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock. Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions, provides a useful comparison of our revenue performance and trends between periods.